UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2012

Quiksilver, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14229	33-0199426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA	92649
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(714) 889-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders.

The Annual Meeting of Stockholders of Quiksilver, Inc. (the “Company”) was held on March 20, 2012. A total of 114,587,283 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 69.2% of the Company’s shares outstanding as of the January 20, 2012 record date. The matter submitted for a vote and the related results are set forth below. A more detailed description of the proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on February 8, 2012:

Proposal 1 – Election of nine nominees to serve as directors until the next annual meeting or until their respective successors are elected and qualified. The final results of the votes taken were as follows:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
William M. Barnum, Jr.	105,616,572	N/A	8,970,756	0
Joseph F. Berardino	110,493,424	N/A	4,093,859	0
James G. Ellis	99,313,119	N/A	15,274,164	0
Charles S. Exon	107,744,191	N/A	6,843,092	0
M. Steven Langman	107,747,400	N/A	6,839,883	0
Robert B. McKnight	109,856,648	N/A	4,730,635	0
Robert L. Mettler	105,622,925	N/A	8,964,358	0
Paul W. Speaker	95,749,362	N/A	18,837,921	0
Andrew W. Sweet	107,746,330	N/A	6,840,953	0

Pursuant to the foregoing vote, the nine nominees listed above were elected to serve on the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2012	Quiksilver, Inc. (Registrant)

	By:	/s/ Charles S. Exon
Charles S. Exon
Chief Administrative Officer

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